UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of Earliest Event Reported):
                                January 25, 2006


                      BRITTON & KOONTZ CAPITAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


       Mississippi                  0-22606                  64-0665423
(State or Other Jurisdiction  (Commission File Number)     (IRS Employer
     of Incorporation)                                   Identification No.)


                   500 Main Street, Natchez, Mississippi 39120
               (Address of Principal Executive Offices) (Zip Code)


                                 (601) 445-5576
               Registrant's Telephone Number, Including Area Code:


Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement   communication  pursuant  to  Rule  13e-4(c)  under  the
ExchangeAct (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition.

         On January 25, 2006, Britton & Koontz Capital Corporation (the "Company") issued a press release reporting the earnings of the Company for the three and twelve months ended December 31, 2005. A copy of this press release and accompanying financial highlights are furnished as Exhibit 99.1 to this Form 8-K.


Item 9.01   Financial Statements and Exhibits.


            (d) Exhibits.

                99.1 Press Release and accompanying financial highlights issued by Britton & Koontz Capital Corporation dated January 25, 2006.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.


                                            BRITTON & KOONTZ CAPITAL CORPORATION




January 25, 2006                            /s/ W.P. Ogden
                                            ------------------------------------
                                            W. Page Ogden
                                            Chairman and Chief Executive Officer

                                 Exhibits Index


Exhibit
Number         Item

  99.1 Press Release and accompanying financial highlights issued by Britton & Koontz Capital Corporation dated January 25, 2006.

                                  EXHIBIT 99.1

                                                                    EXHIBIT 99.1
Britton & Koontz Capital Corporation


500 Main Street                     601-445-5576
P O Box 1407                        601-445-2481  Fax
Natchez, MS  39121                  corporate@bkbank.com


FOR IMMEDIATE RELEASE:              FOR MORE INFORMATION:
---------------------               ---------------------
January 25, 2006                    W. Page Ogden, President & CEO
(NASDAQ - BKBK)                     William M. Salters, CFO


             BRITTON & KOONTZ CAPITAL REPORTS 2005 YEAR END RESULTS


         Natchez,  Mississippi  - The  Board of  Directors  of  Britton & Koontz
Capital Corporation (Nasdaq: BKBK, "B&K Capital" or "the Company") today reported fiscal year 2005 net income of $3.2 million, or $1.52 per diluted share, and fourth quarter 2005 net income of $660 thousand, or $.31 per diluted share. Fourth quarter 2005 earnings dipped $160 thousand below the same period in 2004 due primarily to expenses related to the Company's offer of a voluntary separation package to employees with certain years of service. The reduction in force resulted in an additional $425 thousand added to personnel expense in the fourth quarter of 2005. Excluding this additional cost, net income for the fourth quarter would have been approximately $926 thousand, resulting in an increase over 2004's fourth quarter net income of nearly 13%. Net income for 2005 increased 13.5% over fiscal year 2004 net income of $2.8 million, or $1.34 per diluted share.

         Net interest income before provision for loan losses for the year ended December 31, 2005, increased $246 thousand to $13.6 million compared to the year ended December 31, 2004, while net interest margin decreased from 3.76% to 3.66% over the same period. Net interest income before provision for loan losses for the quarter ended December 31, 2005, increased $136 thousand to $3.4 million compared to $3.3 million in the fourth quarter of 2004. The improvement in net interest income was primarily the result of net increases in earning assets over costing liabilities, offsetting the effects of higher interest rates throughout the year. Strong growth in non-interest bearing demand deposits also contributed to the increase, reducing the Company's dependence on interest bearing sources of funding. The growth in demand deposits and other core deposits reflected, in part, the effects of Hurricanes Katrina and Rita. The Company's three markets in Baton Rouge, Louisiana, Natchez and Vicksburg, Mississippi largely escaped the physical damage of the storms, but all three were centers of evacuation and relocation. Management will continue to focus in 2006 on core deposit growth in all markets to lessen the negative effects of margin compression faced throughout 2005 brought on by rising short-term interest rates and a flattening yield curve.

         Non-interest income for the quarter and year ended December 31, 2005, was $573 thousand and $2.4 million, respectively, compared to $673 thousand and $2.7 million for the same comparative periods in 2004. The decreases in 2005 reflect a decline in fourth quarter 2005 revenues from investment sales, a loss associated with the disposition of fixed assets and a gain reported in 2004 on the sale of a Company branch office.

         No material change in credit quality has been detected as a result of the storms or other factors. At December 31, 2005, overall credit quality has remained stable. Net charge-offs for the year declined for the 3rd straight year. Net charge-offs as a percent of average loans were .07% in 2005 compared to .10% in 2004. Non-performing assets as a percent of average assets increased slightly to .70% in 2005 compared to .59% in 2004 primarily because of one relationship. In the opinion of management, the overall size of the credit is immaterial and specific reserves have been set aside for the unsecured portion of the credit as well as any unforeseen shortfalls.

         Since year end 2004, total assets increased 3%, or $11.7 million, to $389 million reflecting the Company's redirection of investment cash flows into higher yielding loans. From December 31, 2004, to December 31, 2005, investment securities decreased 11%, or $15.5 million, to $121.8 million while loans held for investment, net of unearned interest and allowance for loan losses, increased 12%, or $25.5 million, to $243 million. Demand deposits were $51.5 million as of December 31, 2005, compared to $47.8 million as of September 30, 2005, and $39.9 million as of December 31, 2004. The Company expects to retain the new deposits and continue to experience solid loan growth as rebuilding and relocation continue after the storms.

         Based on its budget and planning process, the Company expects earnings per share (EPS) to be in the range of $1.80 and $1.90 for 2006. The EPS ranges provided are based on management's current information, estimates and assumptions. The Company's budget assumes a continued flattening of the yield curve, projected loan growth of 12% and deposit growth of 5%. The Company's estimates also encompass savings to be realized from recent reductions in force. At the beginning of 2004, full time equivalent personnel numbered 149 while full time equivalent personnel numbered 109 at December 31, 2005. For the past two years the Company has focused on reducing staffing primarily in operational areas and simultaneously emphasizing strategic hiring of front-line personnel. The lower levels of full time equivalents and savings realized are expected to continue into 2006 with no additional staff reductions anticipated. Related to this realignment process has been a significant upgrade in the Company's platform systems and the decision to outsource the Company's core data processing in April, 2006.

         Britton & Koontz Capital Corporation, headquartered in Natchez, Mississippi, is the parent company of Britton & Koontz Bank, N.A. which operates three full service offices in Natchez, two in Vicksburg, Mississippi, and one in Baton Rouge, Louisiana. The Company also owns Britton & Koontz Title Insurance Agency, Inc. which was established to issue title insurance on properties in the State of Mississippi. As of December 31, 2005, the Company reported assets of $389.0 million and equity of $31.3 million. The Company's stock is traded on NASDAQ under the symbol BKBK and the transfer agent is American Stock Transfer & Trust Company. Total shares outstanding at December 31, 2005, were 2,116,316.

Forward Looking Statements

         This news release contains statements regarding the projected performance of Britton & Koontz Capital and its subsidiaries that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. These statements often include the words "may," "could," "would," "should," "believes," "expects," "anticipates," "estimates," "intends," "plans," "projects" or similar expressions. Actual results may differ materially from the projections provided in this release since such projections involve significant known and unknown risks and uncertainties. Factors that might cause such differences include, but are not limited to: competitive pressures among financial institutions increasing significantly; economic conditions, either nationally or locally, in areas in which the Company conducts operations being less favorable than expected; significant fluctuations in interest rates; inflation; significant underperformance in our portfolio of outstanding loans; and legislation or regulatory changes which adversely affect the ability of the Company to conduct business combinations or new operations. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

                                                        ###



                                             Britton and Koontz Capital Corporation
                                                      Financial Highlights
                                    (Unaudited-Amounts in thousands, except per share data)


                                                            For the Three Months                   For the Twelve Months
                                                             Ended December 31,                      Ended December 31,
                                                    --------------------------------------  -------------------------------------

                                                          2005                 2004               2005                2004
                                                    ------------------   -----------------  -----------------  ------------------

Interest income                                               $ 5,775             $ 5,000            $ 22,000           $ 19,774
Interest expense                                               (2,337)             (1,698)             (8,445)            (6,465)
                                                    ------------------   -----------------  ------------------  -----------------
Net interest income                                             3,438               3,302              13,555             13,309
Provision for loan losses                                         (60)                (30)               (300)              (390)
                                                    ------------------   -----------------  ------------------  -----------------
Net interest income after
 provision for loan losses                                      3,378               3,272              13,255             12,919
Non-interest income                                               573                 673               2,415              2,678
Non-interest expense                                           (3,122)             (2,869)            (11,627)           (11,973)
                                                    ------------------   -----------------  ------------------  -----------------
Income before income taxes                                        829               1,076               4,043              3,624
Income taxes                                                     (169)               (256)               (815)              (780)
                                                    ------------------   -----------------  ------------------  -----------------
Net income                                                      $ 660               $ 820             $ 3,228            $ 2,844
                                                    ==================   =================  ==================  =================

Return on Average Assets                                        0.67%               0.88%               0.83%              0.76%
Return on Average Equity                                        8.47%              10.44%              10.30%              9.22%

Diluted:
Net income per share                                           $ 0.31              $ 0.39              $ 1.52             $ 1.34
                                                    ==================   =================  ==================  =================
Weighted average shares outstanding                         2,123,036           2,120,426           2,120,951          2,118,181
                                                    ==================   =================  ==================  =================



                                                      December 31,         December 31,
                                                          2005                 2004
                                                    ------------------   -----------------


Total assets                                                $ 389,017           $ 377,351
Cash and due from banks                                         9,825               6,577
Federal funds sold                                                401                 109
Investment securities                                         121,783             137,303
Loans, net of unearned interest                               245,083             220,999
Deposits-interest bearing                                     205,911             186,419
Deposits-non interest bearing                                  51,466              39,868
Total Deposits                                                257,377             226,288
Short Term debt                                                44,343              56,538
L/T debt, inc junior subordinated debentures                   53,041              60,078
Stockholders' equity                                           31,260              31,152
Book value (per share)                                        $ 14.77             $ 14.72
Total shares outstanding                                    2,116,316           2,116,316
